UNITED STATES
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CHESAPEAKE ENERGY CORPORATION

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News Release
FOR IMMEDIATE RELEASE
JUNE 4, 2012

CHESAPEAKE ENERGY CORPORATION AGREES WITH TWO LARGEST
SHAREHOLDERS ON PLAN TO RECONSTITUTE BOARD OF DIRECTORS

Company to Add Four New Independent Directors; Four Existing Directors to Resign,
 a Fifth to Retire; Selection of New Independent Non-Executive Chairman Nearing
Completion; Aubrey K. McClendon to Remain Chief Executive Officer and a Director

Majority Voting Standard Would Be Applied to Results of 2012 Annual Meeting;
Board to Support Annual Election of All Directors

OKLAHOMA CITY, OKLAHOMA, JUNE 4, 2012 – Chesapeake Energy Corporation (NYSE: CHK) today announced that following extensive discussions with its two largest shareholders, Southeastern Asset Management and Carl C. Icahn and his affiliated entities, who own, respectively, approximately 13.6% and 7.6% of the Company’s common stock, Chesapeake has agreed to a plan to reconstitute its Board of Directors by adding four new independent directors to replace four existing independent directors who will resign from the Board upon the appointment of the new directors.  Three of the new independent directors will be proposed by Southeastern and the fourth independent director will be Mr. Icahn or a person designated by Mr. Icahn, with Mr. Icahn making that determination prior to the reconstitution of the Board.

In addition, as previously announced, a fifth existing independent director is retiring at the 2012 Annual Meeting of Shareholders and will be replaced subsequently by a new independent Non-Executive Chairman through a selection process that is nearing completion.  The new independent Non-Executive Chairman, who will have no previous substantive relationship with Chesapeake, will be confirmed by the reconstituted Board and will be acceptable to Southeastern and Mr. Icahn.  Aubrey K. McClendon will relinquish the position of Chairman when the new Chairman is appointed and will continue as Chief Executive Officer and a director.  Chesapeake will announce the new Board composition, including the independent Non-Executive Chairman, on or prior to June 22, 2012.  The size of the Board will remain at nine directors.

In connection with Chesapeake’s 2012 Annual Meeting of Shareholders scheduled to be held on June 8, 2012, the Board of Directors has determined that if the amendment to Chesapeake’s bylaws to implement majority voting in director elections is approved by Chesapeake shareholders, it will be immediately implemented and applied to the results of the 2012 Annual Meeting.  The Board will also seek relief from the Oklahoma statute mandating classified boards of directors for certain Oklahoma incorporated public companies so that shareholders will have the opportunity to elect the entire board of directors at the 2013 Annual Meeting of Shareholders.

CHESAPEAKE CONTACTS:		MEDIA CONTACTS:		CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	John J. Kilgallon	Michael Kehs	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-4441	(405) 935-2560	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	john.kilgallon@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154

Merrill A. (“Pete”) Miller, Jr., Chesapeake’s Lead Independent Director and President and Chief Executive Officer of National Oilwell Varco, said, “We are pleased to announce these important actions taken by the Board in consultation with our two largest shareholders to further enhance Chesapeake’s corporate governance for the benefit of all shareholders.  We greatly appreciate the substantial contributions of all of our directors, but recognize our shareholders’ desire for change. Following implementation of these initiatives, the Chesapeake Board will have been substantially reconstituted with five new independent directors, including a new independent chairman, in addition to Lou Simpson who joined the Board last year.”

Aubrey K. McClendon, Chesapeake’s Chief Executive Officer, said, “Today’s announcement is the culmination of a continuing effort by Chesapeake’s Board to address shareholder concerns and better position the Company for the future.  I am fully supportive of these measures and remain focused on executing Chesapeake’s strategy.  I have great respect for the talent, commitment and dedication of our current Board members, each of whom has played a key role in helping build our successful company.  At the same time, I look forward to working with our new directors to continue creating substantial shareholder value from the extraordinary set of assets Chesapeake has acquired and developed in recent years.”

O. Mason Hawkins, Chairman and Chief Executive Officer of Southeastern Asset Management, the Company’s largest shareholder, said, “We are pleased that Chesapeake is being responsive to issues raised by us and many of the Company’s other shareholders.  These steps to reconstitute the Board will enhance oversight and provide greater accountability.”

Carl C. Icahn, Chesapeake’s second largest shareholder, said, “We appreciate the Board’s willingness to listen to shareholders and to respond appropriately.  Under Aubrey’s leadership, Chesapeake has assembled great assets and I am confident I can help the Company create significant shareholder value from these assets. We enjoyed a very good relationship when I acquired almost 6% of the Company’s stock in late 2010 and I look forward to a similarly constructive relationship now.”

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas, a Top 15 producer of oil and natural gas liquids and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Marcellus, Haynesville, Bossier, and Barnett natural gas shale plays and in the Eagle Ford, Utica, Mississippi Lime, Granite Wash, Cleveland, Tonkawa, Niobrara, Bone Spring, Avalon, Wolfcamp and Wolfberry unconventional liquids plays.  The company has also vertically integrated its operations and owns substantial marketing, midstream and oilfield services businesses directly and indirectly through its subsidiaries Chesapeake Energy Marketing, Inc., Chesapeake Midstream Development, L.P. and Chesapeake Oilfield Services, L.L.C. and its affiliate Chesapeake Midstream Partners, L.P. (NYSE:CHKM).  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

This news release includes "forward-looking statements" that give Chesapeake's current expectations or forecasts of future events.  Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, we can give no assurance they will prove to have been correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, and actual results may differ from the expectation expressed.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information.

Additional Information and Where to Find It

On May 11, 2012, the company filed a definitive proxy statement with the Securities and Exchange Commission in connection with its 2012 annual meeting of shareholders. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, WHICH CONTAINS IMPORTANT INFORMATION. You may obtain the definitive proxy statement as well as other relevant documents, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the company with the SEC can also be obtained, free of charge, at www.chk.com.